Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Eric Sherb, Chief Financial Officer of Crown Reserve Acquisition Corp. I, do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	the Quarterly Report on Form 10-Q of Crown Reserve Acquisition Corp. I for the three-month period ended September 30, 2025 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Crown Reserve Acquisition Corp. I.

Date: May 14, 2026	By:	/s/ Eric Sherb
		Name:	Eric Sherb
		Title:	Chief Financial Officer (Principal Financial Officer and Chief Accounting Officer)